TRIBUNE TO RELEASE SECOND QUARTER 2008 FINANCIAL RESULTS AUG. 13
Company Will Hold Conference Call With Lenders Aug. 26

CHICAGO, Aug. 6, 2008—Tribune Company today announced that it will release second quarter 2008 financial results on Wednesday, Aug. 13, and will hold a conference call with lenders on Tuesday, Aug. 26 at 10 a.m. CT (11 a.m. ET, 8 a.m. PT).  The call will be hosted by Tribune’s Chairman and CEO, Sam Zell, who will be joined by other members of the company’s senior management team.

To access the call, dial 866/393-4618 (domestic) or 706/758-3056 (international) at least 10 minutes prior to the scheduled 10 a.m. start. The participant access code is 59092380. Replays of the conference call will be available Aug. 26 through Sept. 9. To hear the replay, dial 800/642-1687 (domestic) or 706/645-9291 (international) and use access code 59092380.

A live webcast will be accessible through www.tribune.com. An archive of the webcast will be available Aug. 27 through Sept. 9.

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TRIBUNE is America’s largest employee-owned media company, operating businesses in publishing, interactive and broadcasting. In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune, The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel, Hartford Courant, Morning Call and Daily Press. The company’s broadcasting group operates 23 television stations, WGN America on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience. At Tribune we take what we do seriously and with a great deal of pride. We also value the creative spirit and are nurturing a corporate culture that doesn’t take itself too seriously.

MEDIA CONTACT:
Gary Weitman
SVP/Corporate Relations
312/222-3394 (office)
gweitman@tribune.com